UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2002

DDS TECHNOLOGIES USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15547	81-0582603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 East Palmetto Park Road, Suite 510, Boca Raton, Florida 33432
(Address of principal executive offices) (Zip Code)

561-750-4450
 Registrant's telephone number, including area code

Black Diamond Industries, Inc.
 (Former name or former address, if changed since last report)

Item 5.         Other Events.

        (a) In order to effect a change in the registrant's domicile and name, Black Diamond Industries, Inc., a Florida corporation ("BDI"), on December 19, 2002, merger into its wholly owned subsidiary, DDS Technologies USA, Inc.,  a Delaware corporation ("DDS"), by filing a Certificate of Ownership and Merger and Articles of Merger in Florida and Delaware, respectively. The merger had previously been approved by the holders of a majority of the shares of BDI. Following the merger the separate corporate existence of BDI ceased and the officers and directors of BDI became the officers and directors of DDS. The shareholders of BDI had their shares converted into an equal number of shares of common stock of DDS. The issued and outstanding shares of DDS, all of which were owned by BDI, were cancelled.

        (b) In late December BDI broke off negotiations to acquire Acme Steak Company, Inc. in order to concentrate on its core business of disaggregation system technology.

Item 7.          Exhibits.

2.1      Certificate of Ownership and Merger filed in Delaware on December 19, 2002.

2.2       Articles of Merger filed in Florida on December 19, 2002.

2.3      Agreement and Plan of Merger of Black Diamond Industries, Inc. into DDS Technologies USA, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDS TECHNOLOGIES USA, INC.

Date: January 3, 2003	By: /s/ Ben Marcovitch
Name: Ben Marcovitch
Title: President